FOR IMMEDIATE RELEASE

                          YUKON GOLD CORPORATION, INC.

     YUKON GOLD CORPORATION, INC. ACQUIRES THE MARG DEPOSIT, A VMS RESOURCE,
                       IN THE MAYO MINING DISTRICT, YUKON

Toronto, Canada, March 2, 2005, Yukon Gold Corporation, Inc. ("Yukon Gold"), (OTCBB: YGDC) announced today that it has acquired the Marg Deposit, a volcanogenic massive sulphide ("VMS") property consisting of 402 contiguous mineral claims covering approximately 20,000 acres, located in the central Yukon Territory.

MARG DEPOSIT MINERAL RESOURCE ESTIMATE

Based on a 1997 ore resource study by Franzen Mineral Engineering Ltd. ("Franzen"), the Marg Deposit has a drill indicated resource of 5,527,002 metric tonnes (6,100,000 tons) grading 1.76% copper, 4.60% zinc, 2.46% lead, 62.7 g. of silver and 0.98 g. of gold per ton over an average true width of 6.1 metres (20 ft.). (The Franzen report is not 43-101 certified, although Yukon Gold is currently in the process of updating it to meet 43-101 standards). The Thickest and richest intersection, 16.2 metres (53 ft.) true width at the westerly end of the resource averaged 2.82% copper, 2.46% lead, 5.50% zinc, 82.5 g of silver and
1.84 g. of gold per ton. Open along strike in both directions and down dip, the Company believes this classic base metal deposit has potential for substantial increased tonnage. This also indicates potential increased massive sulphide thicknesses to the west. A preliminary evaluation by Yukon Gold's engineers and geologists has determined this outcropping deposit with its favorable topography, resource base and excellent exploration potential, has production potential.

HISTORICAL DEPOSIT ASSESSMENT

In 1996, a 29 hole, 8,518 metre diamond drilling program was completed at the Marg property which was designed to expand the previously reported 1990 drill indicated mineral resource of 2.9 million tonnes grading 1.62% copper, 2.25% lead, 4.17% zinc, 55.9 g. of silver and 0.89 g of gold per ton. Franzen was commissioned to prepare an assessment of the mineral reserve of the Marg property. In 135 massive sulphide intercepts in 76 diamond drill holes totaling 20,494 metres, four gently to moderately inclined, polymetallic massive sulphide horizons (A, B, C and D) in a 100 metre thick quartz-sericite schist and graphitic phyllite structural succession were outlined. The massive sulphide horizons are up to 23 metres thick and have been traced along a strike length of 1,200 metres and up to 700 metres down dip. They remain open to extension at depth and along strike. An updated drill indicated mineral resource with a minimum 3 metre width has been assigned to each of the four horizons as follows:

--------------------------------------------------------------------------------
Horizon    Thickness   Metric Tonnes      Cu     Pb      Zn       Ag      Au

           (m)                            (%)    (%)     (%)      (g/t)   (g/t)
--------------------------------------------------------------------------------
A          4.8         133,018            1.22   2.09    3.93     65.5    1.09
--------------------------------------------------------------------------------
B          3.7         866,081            1.68   2.21    4.10     61.1    0.90
--------------------------------------------------------------------------------
C          8.6         1,748,894          1.65   2.39    4.25     71.2    1.22
--------------------------------------------------------------------------------
D          5.1         2,779,009          1.88   2.61    5.03     57.8    0.85
--------------------------------------------------------------------------------

Total      6.0         5,527,002  or      1.76   2.46    4.60     62.7    0.98
                       6,100,000 Tons
--------------------------------------------------------------------------------

TERMS OF ACQUISITION

A one hundred percent (100%) interest in the Marg Property is being acquired by Yukon Gold, subject to the terms of a Purchase and Sale Agreement with Atna Resources Ltd. ("Atna"). Under the terms of this agreement, Yukon Gold paid $150,000 cash and 133,333 Yukon Gold shares down to acquire the property. Subsequent payments are as follows: $50,000 cash and an additional 133,333 shares on or before December 12, 2005; $100,000 cash and an additional 133,334 shares on or before December 12, 2006; $100,000 cash on or before December 12, 2007; and, $200,000 cash on or before December 12, 2008, payable in any combination of cash and shares. Upon the commencement of commercial production, Yukon Gold shall pay to Atna $1,000,000 in any combination of cash and shares. (All dollar amounts are in Canadian)

ACQUISITION OVERVIEW AND WORK PROGRAM ACTIVITY

With the Marg Deposit acquisition, Yukon Gold has significantly increased its resource base and has assembled one of the largest land positions in the Yukon Territory's Mayo Mining District. Mr. Warren Holmes, Chairman and CEO of Yukon Gold expanded this fact by stating, "The acquisition of the Marg asset constitutes a logical step in the mandate of the company to acquire advanced projects and provides an opportunity for early production. This is a significant mineral resource with excellent exploration potential to increase tonnage moving forward. Our plan to acquire mineral deposits and drill indicated resources that can be taken to production in the highly prolific Tombstone Gold Belt with a centralized milling facility for these late stage properties is well underway."

YUKON GOLD PROPERTY OWNERSHIP

Within 20 miles of the newly acquired Marg deposit is Yukon Gold's Mount Hinton project covering about 14,000 acres located southeast of the Keno Hill mining camp and is part of the 340 mile long Tombstone Gold Belt. Yukon Gold has been exploring the property for the past two years and over 50 well mineralized gold/silver veins have been identified within a 1,000 foot wide and over two mile long vein fault structure. To date, individual samples from these veins have returned grades of up to 5.0 ounces of gold and 30.0 ounces of silver per ton. Work planned for this year should lead to the selection of a portal site for underground development.

ABOUT YUKON GOLD

Yukon Gold Corporation, Inc. is an active and progressive public junior exploration and development company trading on the NASDAQ OTCBB under the symbol "YGDC". The Company's main focus is its newly acquired VMS deposit (Marg Property) and its Mount Hinton gold and silver exploration project in the Central Yukon Territory of Canada. These properties lie within the Tombstone Gold Belt, world renowned for the discovery of major gold and base metal deposits. Within immediate proximity to the Company's Projects are a number of idle, former producing mines and drill indicated resources which Yukon Gold plans to target for acquisition. Please visit our Web site at: www.yukongoldcorp.com


For More Information, Please Contact:

Corporate Contact:                          Investor Relations Contact:

Yukon Gold Corporation, Inc.                First Canadian Capital
Paul Gorman                                 Dan Boase
(416) 865-9869                              Vice President
Toll Free (800) 295-0671                    (416) 742-5600
E: pgorman@yukongoldcorp.com                E: dboase@firstcanadiancapital.com
   -------------------------                   -------------------------------

                     Company Website: www.yukongoldcorp.com


FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.